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EXHIBIT 10.9
AMMENDMENT TO MR. MILLER'S EMPLOYMENT AGREEMENT

                                  AMENDMENT TO
                         EXECUTIVE EMPLOYMENT AGREEMENT

         This agreement is made as of August 16, 2002 between The Havana Group, Inc., a Delaware Corporation with its principal offices at 5701 Mayfair Road, North Canton, Ohio 44720 (the "Company") and William L. Miller whose mailing address is P.O. Box 500, 72 East Drive, Hartville, Ohio 44632 (the "Executive"). Witnesseth,

          WHEREAS, The Company entered into an agreement with the Executive on December 1, 1997 engaging him as the Chief Executive Officer of the Company,

          WHEREAS, the Company modified the Executive's Option Grant by Action of the Board of Directors on February 4, 2000, and

         WHEREAS, the Company entered into an agreement in principle to purchase 100% of the common stock of Bible Resources, Inc. on July 29, 2002, and

          WHEREAS, the Executive agreed with Bible Resources, Inc. to (i) act as Chief Executive Officer of the combined companies, (ii) extend his Employment Agreement by one year to December 31, 2003, and (iii) to settle amounts owed to the Executive in common stock of the Company.

          NOW THEREFOR, for good and valuable consideration the Company and the Executive hereby agree to modify the Executive's Employment Agreement as follows and, in consideration of the mutual agreements set forth herein, the parties, intending to be legally bound, agree as follows:

         1. EMPLOYMENT.

                  a) POSITION. The Company hereby agrees to employ Executive, and Executive hereby accepts employment by the Company as Chairman of the Board and Chief Executive Officer of the Company.

                  b) PERFORMANCE. As originally agreed upon on December 1, 1997

                  c) RESPONSIBILITIES. As originally agreed upon on December 1, 1997

         2. COMPENSATION.

                  BASE SALARY. The Company agrees to pay Executive and Executive agrees to accept as compensation for all of his services, a base salary payable in accordance with the Company's standard payroll policy at the annual rate of $100,000. The Board of Directors or the Compensation Committee of the Board of Directors shall review the Executive's performance on an annual basis and shall determine, in its discretion, whether to increase the base salary.



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                  a) BONUSES. As originally agreed upon on December 1, 1997

                  c) OPTION GRANT. At February 4, 2000 date the Executive received options to Purchase 200,000 shares of the Company's Common Stock (the "Options"). The exercise price of the options are $0,4044 per share, and are fully vested and exercisable The Options will expire and be non-exercisable on February 4, 2010

                  d) WARRANTS. The Company granted to Executive on December 1, 1997 Common Stock Purchase Warrants to purchase 200,000 shares of common stock at $6.00 per share. The Warrants, which expire December 1, 2007, automatically converted into Class A Warrants identical to those sold to the public upon the completion of the Company's initial public offering of the Company's securities. The 200,000 Class A Warrants and the shares issuable upon exercise thereof were registered with the Securities and Exchange Commission at the time the Company filed its Registration Statement for its Initial Public Offering.

         3. EXPENSES. The Company shall pay or reimburse Executive during his employment hereunder for all reasonable travel and other expenses incurred by Executive in the performance of his duties and obligations hereunder upon submission of appropriate supporting documentation. In addition, the Company shall pay or reimburse Executive during his employment for expenses incurred by Executive in personal financial and legal counseling (including income tax preparation and counseling, financial planning, financial counseling and financial management and legal services on personal matters) in amounts not to exceed in the aggregate $5,000 annually, and supplemental medical/dental expenses up to the maximum of $1,500 annually. To the extent reimbursement by the Company of any of Executive's expenses set forth in the preceding sentence results in taxable income to Executive, the Company shall pay Executive, in addition, an amount sufficient to gross-up such expenses so that Executive shall not bear any personal out-of-pocket expenses with respect thereto. The Company shall also, during the term hereof, provide Executive with a Company automobile for his exclusive use, of a make and model mutually agreed upon by Executive and the Company from time to time, at the Company's expense.

         The Executive may, at his option, convert amount owed to him for unpaid wages, expenses, and other amounts due the Executive at July 29, 2002 into convertible promissory notes of the Company or into the Common Stock of the Company, at the price per share in existence on July 29, 2002, as determined by the Company's auditors, provided such election is made not later that August 31, 2002

         4. BENEFIT PLANS. As originally agreed upon on December 1, 1997

         5. VACATION. As originally agreed upon on December 1, 1997

         6. INDEMNIFICATION. As originally agreed upon on December 1, 1997

         7. CONFIDENTIAL INFORMATION:

                  a) As originally agreed upon on December 1, 1997

                  b) As originally agreed upon on December 1, 1997

                  c) As originally agreed upon on December 1, 1997



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         8. TERM AND TERMINATION.

                  a) TERM. The term of this Agreement shall commence on December 1, 1997 and shall terminate on December 31, 2003 unless earlier terminated as provided in Section 8(b) below.

                  b) TERMINATION.

                            (i) As originally agreed upon on December 1, 1997

                            (ii) As originally agreed upon on December 1, 1997

                  c) EFFECT OF TERMINATION. As originally agreed upon on December 1, 1997

                  d) PAYMENTS TO EXECUTIVE ON TERMINATION.

                           (i) As originally agreed upon on December 1, 1997

                           (ii) As originally agreed upon on December 1, 1997

                           (iii) As originally agreed upon on December 1, 1997

                           (iv) As originally agreed upon on December 1, 1997

                  e) DEFINITIONS. For the purposes of this Agreement:

                           (i) As originally agreed upon on December 1, 1997

                           (ii) As originally agreed upon on December 1, 1997

                           (iii) As originally agreed upon on December 1, 1997

                  f) REPLACEMENT. As originally agreed upon on December 1, 1997

         9. CHANGE OF CONTROL: EXECUTIVE'S STOCK OPTIONS. As originally agreed upon on December 1, 1997



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         10. MISCELLANEOUS.

                  a) Severability. As originally agreed upon on December 1, 1997

                  b) SUCCESSORS AND ASSIGNS. As originally agreed upon on December 1, 1997

                  c) NO WAIVERS. As originally agreed upon on December 1, 1997.

                  d) MODIFICATION. As originally agreed upon on December 1, 1997.

                  e) NOTICES. As originally agreed upon on December 1, 1997.

                  f) GOVERNING LAW. As originally agreed upon on December 1, 1997.

                  g) HEADINGS. As originally agreed upon on December 1, 1997.



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         IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be executed as of the day and year first above written.

THE DIRECTORS OF                             EXECUTIVE, BY
THE HAVANAGROUP, INC., BY

/s/ Clark D. Swisher                         /s/ William L. Miller
----------------------------------           -----------------------------------
    CLARK D. SWISHER                             WILLIAM L. MILLER

/s/ John Cobb, Jr.
----------------------------------
    JOHN COBB, JR.

/s/ William L. Miller
----------------------------------
    WILLIAM L. MILLER